Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To General Dynamics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-23904, 2-24270, 333-26571, 33-23448, 33-42799, 333-74574, 333-10664, 333-87126, 333-101634, 333-103607, 333-106901, 333-116071, 333-139518, 333-159038, and 333-59045) on Form S-8 and registration statement No. 333-155980 on Form S-3 of General Dynamics Corporation of our report dated June 21, 2011, with respect to the statements of net assets available for benefits of General Dynamics Corporation Savings and Stock Investment Plan (Plan 5.0) as of December 31, 2010 and 2009, and the related statement of changes in net assets available for benefits for the year ended December 31, 2010, and the supplemental schedule - Schedule H, Line 4a-Schedule of Delinquent Participant Contributions, which report appears in the December 31, 2010 annual report on Form 11-K of General Dynamics Corporation Savings and Stock Investment (Plan 5.0).

/s/ KPMG LLP

McLean, Virginia

June 21, 2011